AMENDMENT NO. 2 TO AGFA/PCA 2002 SALES CONTRACT
This Amendment (“Amendment”), dated effective as of June 28, 2002, is by and between Agfa Corporation, a Delaware corporation, with its principal place of business at 100 Challenger Road, Ridgefield Park, New Jersey 07660 (“Agfa”), PCA International, Inc., a North Carolina corporation with an address at 815 Matthews-Mint Hill Road, Matthews, North Carolina 28105 (“PCA”), and PCA LLC, a Delaware limited liability company with an address at 815 Matthews-Mint Hill Road, Matthews, North Carolina 28105 (“PCA LLC”).
     WHEREAS, Agfa and PCA are parties to that certain AGFA/PCA 2002 Sales Contract dated effective February 4, 2002 (as amended, the “Agreement”);
     WHEREAS, PCA has transferred, contributed, conveyed and assigned to PCA LLC substantially all of its assets;
     WHEREAS, Agfa and PCA desire to amend the Agreement as set forth herein; and
     WHEREAS, PCA, pursuant to this Amendment, desires to assign the Agreement to PCA LLC, and PCA LLC desires to accept such assignment.
     NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements contained herein, and intending to be mutually bound, the parities agree as follows:
     1. Agfa hereby agrees that the security interest granted to Agfa by PCA under the Agreement shall be subordinate and junior in right of payment to all payment obligations of PCA and its subsidiaries under any senior indebtedness for borrowed money thereof, including, without limitation, the 11.875% Senior Notes due 2009 of PCA LLC and PCA Finance Corp. and the Credit Agreement, dated June 27, 2002, by and among PCA LLC, PCA and certain of PCA LLC’s subsidiaries, as guarantors, Bank of America, N.A., as administrative agent, and the lenders named therein, but excluding indebtedness of PCA and/or its subsidiaries to other product vendors to PCA and/or its subsidiaries.
     2. Assignment and Assumption
          (a) Assignment. PCA hereby grants, assigns, conveys, sets over and delivers to PCA LLC and its successors and assigns all of its right, title and interest to, and liabilities and obligations under, the Agreement, to have and hold unto PCA LLC and its successors and assigns forever.
Assumption. In consideration of this assignment made herein to PCA LLC, PCA LLC hereby agrees to assume, pay, perform and observe all covenants, agreements, liabilities and obligations of PCA under the Agreement. (c) Notwithstanding the foregoing subsections 2(a) and 2(b), PCA is and shall remain jointly and severally liable for any and all past, current and future liabilities and obligations under the Agreement, including but not limited to payment obligations to Agfa thereunder.
          (d) Consent to Assignment. Agfa hereby consents to the assignment and assumption as set forth in this Section 2.
     3. Miscellaneous.
          (a) Severability. In the event that any provision of this Amendment shall be unenforceable or invalid under any applicable law or be so held by applicable court decision, such enforceability or invalidity shall not render this Amendment unenforceable or invalid as a whole.
          (b) Entire Agreement. This Amendment amends and supplements the Agreement delivered prior to the date hereof, and otherwise supersedes, with respect to their subject matter, all prior and contemporaneous agreements, understandings, inducements or conditions between the respective parties, whether express or implied, oral or written. This Amendment may not be altered, amended or modified except in writing signed by authorized representatives (in Agfa’s case, a Vice President level employee or higher) of both parties.
          (c) Full Force and Effect. Except and solely to the extent that the same has been specifically modified, amendment or supplemented herein, all of the terms and conditions of the Agreement shall remain in full force and effect.
          (d) Binding Effect. This Amendment shall be binding upon and inure to the benefit of Agfa and Customer and their respective successors and permitted assigns.
          (e) Conflicts with the Agreement. If any term, condition or provision of this Amendment is inconsistent or conflicts with any term, condition or provision of the Agreement, the term, condition or provision of this Amendment shall govern in the event of such inconsistency or conflict.

     IN WITNESS WHEREOF, the parties herein have executed this Amendment by their duly authorized representatives effective as of the date first above written.

AGFA CORPORATION
By:	/s/ [Signatory]
Name:
Title:

PCA INTERNATIONAL, INC.
By:	/s/ [Signatory]
Name:
Title:

PCA LLC
By:	/s/ [Signatory]
Name:
Title